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                                                                   EXHIBIT 10.30


                          FIRST AMENDMENT TO LOAN AGREEMENT

         This First Amendment to Loan Agreement ("Amendment") is entered into as of February 26, 1996 by and among Richey Electronics,Inc., a Delaware corporation (the "Borrower"), each bank which is a party to the Loan Agreement referred to below (the "Banks") and First Interstate Bank of California, as agent (the "Agent") for the Banks.

                                       RECITALS

    A. Borrower, the Banks and the Agent have entered into that certain Loan Agreement dated as of December 20,1995 (the "Loan Agreement") pursuant to which the Banks have agreed to lend up to $75,000,000 to Borrower. Terms defined in the Loan Agreement and not otherwise defined in this Amendment shall have the meanings defined for those terms in the Loan Agreement.

    B. Borrower has informed the Agent and the Banks that Borrower wishes to issue Convertible Subordinated Notes due 2006 (the "Subordinated Notes") and, subject to the terms and conditions set forth herein, the Banks consent to the issuance of the Subordinated Notes.

    C. In connection with the issuance of the Subordinated Notes, Borrower, the Banks and the Agent desire to amend the Loan Agreement on the terms and conditions set forth herein.

                                      AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Banks and the Agent hereby agree as follows:

         1. AMENDMENT TO SECTION 1.1 - REVISIONS. Section 1.1 of the Loan Agreement is amended to revise the definition of "Adjusted Total Liabilities" to read in full as follows:

         "'ADJUSTED TOTAL LIABILITIES' means, with respect to any Person and as of any date of determination, the SUM OF (a) the total liabilities of that Person as of that date determined in accordance with Generally Accepted Accounting Principles consistently applied (PROVIDED that, for the purpose of calculating Cash Flow Leverage in Section 6.13, the Subordinated Notes shall be excluded from the calculation of total liabilities of Borrower), PLUS (b) the aggregate effective amount of


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         all letters of credit for which such Person is the account party as of that date PLUS (c) the aggregate obligations of that Person under all Guaranty Obligations as of that date."

         2. AMENDMENT TO SECTION 1.1 - ADDITION. Section 1.1 of the Loan Agreement is amended to add the following new definitions at the appropriate alphabetical places:

         "INDENTURE" means the Indenture to be dated on or about February 26, 1996 between Borrower and First Trust of California, N.A., as trustee, covering the Subordinated Notes.

         "SUBORDINATED NOTES" means the convertible subordinated notes due 2006 to be issued by Borrower pursuant to the Indenture.

         3. AMENDMENT TO SECTION 6.9. Section 6.9 of the Loan Agreement is hereby amended to read in full as follows:

         "6.9 INDEBTEDNESS AND GUARANTY OBLIGATIONS. Create, incur or assume any indebtedness or Guaranty Obligation EXCEPT:

              (a) Indebtedness and Guaranty Obligations existing on the Closing Date and disclosed in SCHEDULE 6.9, and renewals, extensions or amendments that do not increase the amount thereof;

              (b)  Indebtedness and Guaranty Obligations under the Loan
         Documents;

              (c)  Secured Swap Agreements;

              (d) Indebtedness owed on an intercompany basis among Borrower and its Subsidiaries;

              (e) Indebtedness consisting of Capital Lease Obligations or purchase money debt that does not exceed $500,000 incurred during the term of this Agreement;

              (f) Guaranty Obligations in support of the obligations of a wholly-owned Subsidiary; and

              (g) the Subordinate Notes, in a principal amount not in excess of $57,500,000.


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         4.   CONDITIONS PRECEDENT.  This Amendment shall not be effective until each of the following conditions precedent has been satisfied or waived in writing by the Requisite Banks:

              (a) the Agent shall have received a certified copy of the Indenture, which shall be in the form of the draft thereof dated February 6, 1996 with such changes thereto as the Requisite Banks may approve;

              (b) Borrower shall have received (or shall concurrently receive) on or before March 15, 1996 not less than $40,000,000 in cash proceeds from the issuance and sale of the Subordinated Notes; and

              (c) Borrower shall have applied (or shall concurrently apply) cash proceeds from the issuance and sale of the Subordinated Notes to prepay in full and cancel the Line B Notes in accordance with
         Section 3.1(f) of the Loan Agreement.

         5. REPRESENTATIONS OF BORROWER. Borrower hereby represents and warrants to the Agent and the Banks that:

              (a) The execution, delivery and performance of this Amendment by Borrower have been authorized by all necessary corporate action;

              (b) This Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms; and

              (c) No Default or Event of Default under the Loan Agreement (as modified hereby) has occurred and is continuing.

         6. EFFECT OF AMENDMENT. Except as expressly amended hereby, the Loan Agreement shall remain in full force and effect in accordance with its terms. Except as otherwise provided herein, the Loan Agreement is in all respects ratified and confirmed.

         7. APPLICABLE LAW. This Amendment shall be governed by and shall be construed and enforced in accordance with the local laws of the State of California.

         8. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first written above.


                                            FIRST INTERSTATE BANK OF
RICHEY ELECTRONIC, INC.                     CALIFORNIA, as Agent




                                            FIRST INTERSTATE BANK OF
                                            CALIFORNIA, as a Bank



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